UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant [ __ ]

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[ __ ] Definitive Proxy Statement

[ __ ] Definitive Additional Materials

[ __ ] Soliciting Material under Rule14a-12

GREY CLOAK TECH, INC.

(Name of Registrant as Specified In Its Charter)

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Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Grey Cloak Tech, Inc.

10300 W. Charleston

Las Vegas, NV 89135

January [•], 2017

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON FEBRUARY 23, 2017

TO OUR SHAREHOLDERS:

You are cordially invited to attend a Special Meeting of the Shareholders of Grey Cloak Tech Inc. (the “Company”) to be held on Thursday, February 23, 2017, at 1:00 PM, Pacific Time, at the offices of the Company’s transfer agent at QuickSilver Stock Transfer, 1980 Festival Plaza Drive, Suite 530, Las Vegas, NV 89135, to consider and act upon the following proposals, as described in the accompanying Proxy Statement:

1.	An amendment to our Articles of Incorporation to increase the authorized common stock from 75,000,000 shares, par value $0.001, to 500,000,000 shares, par value $0.001;
2.	An amendment to our Articles of Incorporation to authorize 75,000,000 shares of preferred stock, par value $0.001;
3.	An amendment to our Articles of Incorporation to effect a reverse stock split of our common stock at a ratio up to 1-for-100, the exact ratio and timing of which will be set by our Board of Directors at a future date no later than December 31, 2017.

We are proposing this action in order to reorganize our capital structure to be more attractive to potential investors. These actions are more fully described in the Proxy Statement accompanying this Notice. The Board of Directors has fixed the close of business on December 22, 2016, as the record date for Shareholders entitled to notice of and to vote at this meeting and any adjournments thereof.

Important Notice Regarding the Availability of Proxy Materials

for the Shareholder Meeting to be Held on February 23, 2017:

This proxy statement is available at: [insert]

On or about February 2, 2017, we will mail our shareholders a notice containing instructions on how to access the proxy statement and how to submit your proxy to the Company.

Each shareholder, even if he or she now plans to attend the meeting, is requested to submit his or her proxy to the Company as soon as possible. Any shareholder present at the meeting may withdraw his or her proxy and vote personally on each matter brought before the meeting.

By Order of the Board of Directors

Fred Covely

Chief Executive Officer

Dated: January [•], 2017

ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND A SPECIAL SHAREHOLDER’S MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE ENTITLED TO COMPLETE, SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT AT THE ADDRESS PROVIDED THEREON. YOUR PROXY WILL NOT BE USED IF YOU ARE PRESENT AT THE MEETING AND DESIRE TO VOTE YOUR SHARES PERSONALLY AT THAT TIME.

GREY CLOAK TECH INC.

10300 W. Charleston

Las Vegas, NV 89135

------------------------------

PROXY STATEMENT

------------------------------

GENERAL INFORMATION

SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

The enclosed Proxy is solicited by the Board of Directors of Grey Cloak Tech Inc. (the “Company” or “Grey Cloak”) for use in connection with a Special Meeting of Shareholders to be held at the offices of the Company’s transfer agent at QuickSilver Stock Transfer, 1980 Festival Plaza Drive, Suite 530, Las Vegas, NV 89135, on Thursday, February 23, 2017 at 1:00 PM Pacific Time, and at any and all adjournments thereof for the purposes set forth herein and in the accompanying Notice of Special Meeting of Shareholders.

The persons named as proxies were designated by the Board of Directors (the “Board”) and are officers or directors of the Company. Any Proxy may be revoked or superseded by executing a later Proxy or by giving notice of revocation in writing prior to, or at, the meeting, or by attending the meeting and voting in person. Attendance at the meeting will not in and of itself constitute revocation of the Proxy. All Proxies that are properly completed, signed and returned to the Company prior to the meeting, and not revoked, will be voted in accordance with the instructions given in the Proxy. If a choice is not specified in the Proxy, the Proxy will be voted FOR each of the items on the agenda.

Officers of the Company or their designees will tabulate votes cast at the meeting. A majority of shares entitled to vote, represented in person or by proxy, will constitute a quorum at the meeting. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting for the purpose of determining whether a quorum is present, and each is tabulated separately. “Broker non-votes” are shares of voting stock held in record name by brokers and nominees concerning which (i) instructions have not been received from the beneficial owners or persons entitled to vote; (ii) the broker or nominee does not have discretionary voting power under applicable rules or the instrument under which it serves in such capacity; or (iii) the record holder has indicated on the proxy or has executed a proxy and otherwise notified us that it does not have authority to vote such shares on that matter. Although abstentions and broker non-votes are not counted either “FOR” or “AGAINST” any proposals, if the number of abstentions or broker non-votes results in the votes “FOR” a proposal not equaling at least a majority of the votes required for the proposal, the proposal will not be approved. This will be the case even though the number of votes “FOR” the proposal exceeds the number of votes “AGAINST” the proposal.

No other matters other than those set forth herein may be presented at the meeting.

Notice of this Proxy Statement and the accompanying Proxy are being mailed to shareholders on or about February 2, 2017. The entire cost of the solicitation of Proxies will be borne by the Company. It is contemplated that this solicitation will be primarily by mail. In addition, some of the officers, directors and employees of the Company may solicit Proxies personally or by telephone or facsimile. Officers and employees soliciting proxies will not receive any additional compensation for their services. The Company will reimburse brokers and other nominees for their reasonable out-of-pocket expenses incurred in forwarding solicitation material to beneficial owners of shares held of record by such brokers or nominees.

We will only deliver one proxy statement to multiple shareholders that share one address unless we have received prior instructions to the contrary from one or more of such shareholders. Upon written or verbal request, we will promptly deliver a separate copy of this proxy statement and any future annual reports and proxy statements to any shareholders at a shared address to which a single copy of this proxy statement was delivered, or deliver a single copy of this proxy statement and any future annual reports and proxy statements to any shareholder or holders sharing an address to which multiple copies are now delivered. Any such requests in writing should be directed to our principal executive offices at the following address:

Grey Cloak Tech Inc.

10300 W. Charleston

Las Vegas, NV 89135

(702) 201-6450

DISSENTER’S RIGHTS

Under the Nevada Revised Statutes, our shareholders are not entitled to dissenters’ rights with respect to any matter to be acted upon, and the Company will not independently provide shareholders with any such right.

OUTSTANDING SHARES AND VOTING RIGHTS

The Company has one class of equity securities currently outstanding which are entitled to vote at the meeting, namely, its common stock. Shareholders of record at the close of business on December 22, 2016, are entitled to one vote for each share of common stock held by them on all matters to come before the shareholders. As of December 22, 2016, there were 17,156,276 shares of common stock issued and outstanding, of which 7,950,000, or approximately 46.3%, are held by our officers and directors, Fred Covely, William Bossung, and Brian J. Dunn. Each of the proposals must be approved by a majority of the shares of the Company’s common stock present or represented and entitled to vote at the meeting.

PROPOSAL ONE

AMENDMENT TO THE COMPANY’S

ARTICLES OF INCORPORATION

TO INCREASE THE AUTHORIZED COMMON STOCK

General

On December 22, 2016, the Board of Directors of the Company approved, declared it advisable and in the Company’s best interest and directed that there be submitted to the Shareholders for approval, the prospective amendment to the Third Article of the Company’s Articles of Incorporation, a copy of which is attached hereto as Exhibit A (the “Amendment”), to increase the authorized Common Stock from 75,000,000 shares, par value $0.001, to 500,000,000 shares, par value $0.001.

Reasons for the Increase in Authorized Common Stock

Currently, the Company is authorized to issue 75,000,000 shares of Common Stock. Of the 75,000,000 shares of Common Stock authorized, as of the Record Date, there were 17,156,276 shares of Common Stock issued and outstanding.

As a general matter, the Board of Directors does not believe the currently available number of unissued shares of Common Stock is an adequate number of shares to assure that there will be sufficient shares available for issuance in connection with possible future acquisitions, equity and equity-based financings, possible future awards under employee benefit plans, stock dividends, stock splits, and other corporate purposes. Therefore, the Board of Directors approved the increase in authorized shares of Common Stock as a means of providing the Company with the flexibility to act with respect to the issuance of Common Stock or securities exercisable for, or convertible into, Common Stock in circumstances which they believe will advance the interests of the Company and its shareholders without the delay of seeking an amendment to the Certificate of Incorporation at that time.

The Board of Directors is considering, and will continue to consider, various financing options, including the issuance of Common Stock or securities convertible into Common Stock from time to time to raise additional capital necessary to support future growth of the Company. As a result of the Increase in Authorized Amendment, the Board of Directors will have more flexibility to pursue opportunities to engage in possible future capital market transactions involving Common Stock or securities convertible into Common Stock, including, without limitation, public offerings or private placements of such Common Stock or securities convertible into Common Stock. There are no specific financing transactions under consideration at this time.

In addition, the Company’s growth strategy may include the pursuit of selective acquisitions to execute its business plan. The Company could also use the additional Common Stock for potential strategic transactions, including, among other things, acquisitions, spin-offs, strategic partnerships, joint ventures, restructurings, divestitures, business combinations and investments. There are no specific acquisitions under consideration at this time.

PROPOSAL TWO

AMENDMENT TO THE COMPANY’S

ARTICLES OF INCORPORATION

TO AUTHORIZED PREFERRED STOCK

General

On December 22, 2016, the Board of Directors of the Company approved, declared it advisable and in the Company’s best interest and directed that there be submitted to the Shareholders for approval, the Amendment to authorize 75,000,000 shares, par value $0.001.

Currently, the Company is not authorized to issue shares of preferred stock. Once the Amendment is effective, the Board of Directors without further stockholder approval, may issue preferred stock in one or more series from time to time and fix or alter the designations, relative rights, priorities, preferences, qualifications, limitations and restrictions of the shares of each series. The rights, preferences, limitations and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and other matters. Our Board of Directors will be able to authorize the issuance of preferred stock, which ranks senior to our common stock for the payment of dividends and the distribution of assets on liquidation. In addition, our Board of Directors will be able to fix limitations and restrictions, if any, upon the payment of dividends on our common stock to be effective while any shares of preferred stock are outstanding.

Reasons for the Preferred Stock

As a general matter, the Board of Directors believes it to be in the best interest of the Company to make preferred stock available for issuance in connection with possible future acquisitions, equity and equity-based financings, possible future awards under employee benefit plans, stock dividends, stock splits, and other corporate purposes. Therefore, the Board of Directors approved the authorization of preferred stock as a means of providing the Company with the flexibility to act with respect to offerings of the Company’s securities in circumstances which they believe will advance the interests of the Company and its shareholders without the delay of seeking an amendment to the Certificate of Incorporation at that time.

The Board of Directors is considering, and will continue to consider, various financing options, including the issuance of preferred stock from time to time to raise additional capital necessary to support future growth of the Company. As a result of the authorization of preferred stock, the Board of Directors will have more flexibility to pursue opportunities to engage in possible future capital market transactions involving preferred stock, including, without limitation, public offerings or private placements of such preferred stock. There are no specific financing transactions under consideration at this time.

In addition, the Company’s growth strategy may include the pursuit of selective acquisitions to execute its business plan. The Company could also use the preferred stock for potential strategic transactions, including, among other things, acquisitions, spin-offs, strategic partnerships, joint ventures, restructurings, divestitures, business combinations and investments. There are no specific acquisitions under consideration at this time.

PROPOSAL THREE

AMENDMENT TO THE COMPANY’S

ARTICLES OF INCORPORATION

TO EFFECT A REVERSE STOCK SPLIT

General

On December 22, 2016, our Board of Directors approved, declared it advisable and in the Company’s best interest and directed that there be submitted to the Shareholders for approval, an amendment to the Company’s Articles of Incorporation to effect a reverse split of our Common Stock at a ratio of up to 1-for-100 shares (the “Reverse Split”) in substantially the form set forth hereto as Exhibit B (the “Reverse Split Amendment”).

The Board has been given the authorization to effect a Reverse Split at a ratio of 1-for-100 shares or a ratio of one for less than 100 shares. The Board may use its discretion to select a ratio that it deems to be in the Company’s best interest, as well as the timing of the effectiveness of the Reverse Split.

Reasons for the Reverse Split

Our Board of Directors believes that the Reverse Split is in our best interests, principally because it may increase the bid price of our Common Stock and facilitate our ability to attract investment. The current bid price of our Common Stock on the OTCQB was $0.01 on December 22, 2016. Our Board of Directors believes that conducting the Reverse Split may increase our ability to attract investment, as our Board of Directors also believes that we need to seek additional financing to fund our business plan and that the Reverse Split is a necessary pre-requisite to conducting financings.

Our Board of Directors also believes that the current price of our Common Stock impairs an efficient market in our Common Stock. This is due to several factors that impact lower priced stocks, including (1) a reluctance among certain institutions and investors to invest in low priced securities, (2) internal restrictions imposed by many securities firms on the solicitation of orders for low priced stocks by stockbrokers, (3) the ineligibility of our Common Stock for margin loans due to its low share price, (4) a reluctance among analysts to write research reports on low priced stocks due to the preceding factors, and (5) high transaction costs relative to share price due to the prevailing rule that commissions charged on the purchase and sale of stock, as a percentage of share price, are higher on lower priced stocks.

There can be no assurance that if we effect the Reverse Split we will successfully complete a financing.

Our Board of Directors believes that the Reverse Split will have the effect of increasing the market price per share of our Common Stock and, while the Board of Directors believes that the Reverse Split will not immediately alleviate all the above factors, it does believe that such increase may, over time, alleviate some or all of the factors noted above and lead to a more efficient market in our Common Stock. In addition, an increase in the per share price of our Common Stock may also generate greater investor interest in our Common Stock, thereby possibly enhancing the marketability of our Common Stock to the financial community.

The immediate effect of the Reverse Split will be to reduce the number of issued and outstanding shares of our Common Stock from 17,156,276 to approximately 171,563 (based on a 1-for-100 ratio). The par value of our Common Stock will remain $0.001 per share and the number of shares of Common Stock authorized to be issued will remain as set forth in the Amendment at 500,000,000 shares. The Reverse Split will not reduce or affect our authorized shares of Preferred Stock.

The following table sets forth the effects of the Reverse Split on our outstanding and authorized capital, assuming a ratio of 1-for-100 is chosen by the Board of Directors:

	Outstanding Common Stock	Outstanding Preferred Stock	Authorized Common Stock	Authorized Preferred Stock	Authorized Capital Stock	Authorized and Unissued Common Stock
Current	17,156,276	-	75,000,000	45,000,000	120,000,000	57,843,724
After Split(1)	171,563 (2)	-	500,000,000	75,000,000	575,000,000	499,828,437(2)

(1)	After Split includes those shares to be authorized by the Amendment.
(2)	Approximately.

In addition, (i) proportionate adjustments will be made to the per-share exercise price and the number of shares issuable upon the exercise of all outstanding options and warrants entitling the holders to purchase shares of our Common Stock, which will result in approximately the same aggregate price being required to be paid for such options and warrants upon exercise immediately as would have been required immediately preceding the Reverse Split, and (ii) the number of shares that may be issued upon the exercise of conversion rights by holders of securities convertible into our Common Stock will be reduced proportionately based on the Reverse Split ratio selected by the Board of Directors.

The Reverse Split will affect all of the holders of our Common Stock uniformly and will not affect any stockholder’s percentage ownership interest or proportionate voting power, except for insignificant changes that will result from the rounding up of fractional shares as discussed below. Our outstanding options and warrants contain provisions that are intended to protect the holders against dilution of the holders’ percentage interest in the Company and that also effect a reduction in the exercise price of the option in the event our shares are issued at less than the option exercise price.

The current number of holders of record of our Common Stock is approximately 64. Following the Reverse Split, the number of our shareholders of record will remain approximately 64, as any of our shareholders with less than one share will be rounded up in the exchange to one share.

Although the Reverse Split may increase the per share market price of our Common Stock, an increase in price can neither be assured nor calculated with certainty. The per share market price of our Common Stock may not rise in proportion to the reduction in the number of shares outstanding as a result of the Reverse Split and such per share market price may be less than the proportionate increase in the number of shares outstanding as a result of the Reverse Split. There can be no assurance that the Reverse Split will lead to a sustained increase in the per share market price of our Common Stock or that the factors discussed above that we believe impair an efficient market in our Common Stock will be alleviated.

Shareholders should also be aware that the Reverse Split may result in a decrease in the trading volume of the Common Stock due to the decrease in the number of outstanding shares. The per share market price of our Common Stock may also change as a result of other unrelated factors, including our business activities performance and other factors related to our business as well as general market conditions.

No Fractional Shares

No fractional shares will be issued. Shareholders who would otherwise be entitled to a fractional share as a result of the Reverse Split will receive one whole share of our Common Stock in lieu of the fractional share. No shareholders will receive cash in lieu of fractional shares.

Authorized Shares

The Reverse Split would affect all issued and outstanding shares of our Common Stock and outstanding rights to acquire our Common Stock. Upon the effectiveness of the Reverse Split, the number of authorized shares of our Common Stock that are not issued or outstanding would increase due to the reduction in the number of shares of our Common Stock issued and outstanding. As of December 22, 2016, we had 75,000,000 shares of authorized Common Stock and 17,156,276 shares of Common Stock issued and outstanding. Once the Amendment is filed and effective, we will have 500,000,000 authorized shares of Common Stock, 75,000,000 authorized shares of preferred stock. As of December 22, 2016, we had no authorized or outstanding preferred stock. Authorized but unissued shares will be available for issuance, and we may issue such shares in the future. If we issue additional shares, the ownership interest of holders of our Common Stock will be diluted.

Procedure for Effecting the Reverse Split

We intend to file the Reverse Split Amendment with the Secretary of State of the State of Nevada to amend our existing Certificate of Incorporation. However, the Reverse Split will be deemed effective on the date that is the later of (i) 20 days after the commencement of our mailing or otherwise providing this Proxy Statement and (ii) receipt of approval of the Reverse Split from FINRA (the “Effective Date”). Beginning on the Effective Date, each certificate representing pre-Reverse Split shares will be deemed for all corporate purposes to evidence ownership of post-Reverse Split shares. The Reverse Split Amendment has received the unanimous approval of our Board of Directors. The text of the Reverse Split Amendment is subject to modification to include such changes as may be required by the office of the Secretary of State of the State of Nevada and as the Board of Directors deems necessary and advisable to effect the Reverse Split.

The Reverse Split will take place on the Effective Date without any action on the part of the holders of our Common Stock and without regard to current certificates representing shares of our Common Stock being physically surrendered for certificates representing the number of shares of Common Stock each stockholder is entitled to receive as a result of the Reverse Split. New certificates for shares of our Common Stock will not be issued at this time. Shareholders who hold shares in certificated form should not do anything with their certificates at this time.

Effect on Registered and Beneficial Shareholders

Upon a Reverse Split, we intend to treat shareholders holding our Common Stock in “street name,” through a bank, broker or other nominee, in the same manner as registered shareholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the Reverse Split for their beneficial holders holding our Common Stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered shareholders for processing the Reverse Split. If you hold your shares with a bank, broker or other nominee and if you have any questions in this regard, we encourage you to contact your nominee.

SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNLESS REQUESTED TO DO SO.

Potential Anti-Takeover Effect

The Reverse Split could adversely affect the ability of third parties to takeover or change the control of the Company by, for example, permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our Board of Directors or contemplating a tender offer or other transaction for the combination of the Company with another company. Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect, the Reverse Split is not in response to any effort of which we are aware to accumulate shares of our Common Stock or obtain control of our company, nor is it part of a plan by management to recommend a series of similar amendments to our Board of Directors and shareholders.

No Appraisal Rights

Under Nevada law, shareholders are not entitled to appraisal rights with respect to the Reverse Split, and we will not independently provide shareholders with any such right.

Accounting Matters

The Reverse Split will not affect the par value of our Common Stock. As a result, as of the effective time of the Reverse Split, the stated capital attributable to our Common Stock on our balance sheet will be reduced proportionately based on the Reverse Split ratio selected by the Board of Directors, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per-share net income or loss and net book value of our Common Stock will be restated because there will be fewer shares of our Common Stock outstanding.

Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of certain material United States federal income tax consequences of the Reverse Split, does not purport to be a complete discussion of all of the possible federal income tax consequences of the Reverse Split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the pre-Reverse Split shares were, and the post-Reverse Split shares will be, held as a “capital asset,” as defined in the Internal Revenue Code of 1986, as amended (i.e., generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with such stockholder's own tax advisor with respect to the tax consequences of the Reverse Split. As used herein, the term United States holder means a stockholder that is, for federal income tax purposes: a citizen or resident of the United States; a corporation or other entity taxed as a corporation created or organized in or under the laws of the United States, any State of the United States or the District of Columbia; an estate the income of which is subject to federal income tax regardless of its source; or a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

No gain or loss should be recognized by a stockholder upon such stockholder’s exchange of pre-Reverse Split shares for post-Reverse Split shares pursuant to the Reverse Split. The aggregate tax basis of the post-Reverse Split shares received in the Reverse Split will be the same as the stockholder’s aggregate tax basis in the pre-Reverse Split shares exchanged therefor. The stockholder's holding period for the post-Reverse Split shares will include the period during which the stockholder held the pre-Reverse Split shares surrendered in the Reverse Split.

Our view regarding the tax consequences of the Reverse Split is not binding on the Internal Revenue Service or the courts.

ACCORDINGLY, EACH STOCKHOLDER SHOULD CONSULT WITH HIS OR HER OWN TAX ADVISOR WITH RESPECT TO ALL OF THE POTENTIAL TAX CONSEQUENCES TO HIM OR HER OF THE REVERSE SPLIT.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth, as of December 22, 2016, certain information with respect to the Company’s equity securities owned of record or beneficially by (i) each Officer and Director of the Company; (ii) each person who owns beneficially more than 5% of each class of the Company’s outstanding equity securities; and (iii) all Directors and Executive Officers as a group.

Name and Address (2)	Common Stock Ownership(1)	Percentage of Common Stock Ownership (1) (3)	Percentage of Total Voting Power (3) (4)

5% Shareholders:
None

Officers and Directors:
Fred Covely	4,000,000	23.3%	23.3%
William Bossung	3,450,000	20.1%	20.1%
Brian J. Dunn(5)	3,500,000	17.4%	2.9%

All Officers and Directors as a Group (3 Persons)	10,950,000	54.3%	46.3%

* Less than one percent.

(1)	This tabular information is intended to conform to Rule 13d-3 promulgated under the Securities Exchange Act of 1934 relating to the determination of beneficial ownership of securities. Unless otherwise indicated, the tabular information gives effect to the exercise of warrants or options exercisable within 60 days of the date of this table owned in each case by the person or group whose percentage ownership is set forth opposite the respective percentage and is based on the assumption that no other person or group exercise their option.
(2)	Unless otherwise indicated, the address of the stockholder is c/o Grey Cloak Tech, Inc., 10300 W. Charleston, Las Vegas, NV 89135.
(3)	Based on 17,156,276 shares of Common Stock issued and outstanding as of December 22, 2016. We do not have any shares of preferred stock outstanding.
(4)	Does not give effect to the exercise of warrants or options exercisable within 60 days of the date of this table..
(5)	Includes warrants to acquire 2,000,000 shares of our common stock at $0.25 per share. Also includes warrants to acquire 1,000,000 shares of our common stock at $0.25 per share held by The Dunn Group, LLC, over which Mr. Dunn has beneficial control.

The issuer is not aware of any person who owns of record, or is known to own beneficially, five percent or more of the outstanding securities of any class of the issuer, other than as set forth above.

There are no current arrangements which will result in a change in control.

INTEREST OF CERTAIN PERSONS

No director, executive officer, associate of any director or executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the Reverse Split Amendment which is not shared by all other holders of the shares of Common Stock.

OTHER MATTERS

Expenses

We will bear all costs related to this Proxy Statement. We will reimburse brokerage houses and other custodians, nominees, trustees and fiduciaries representing beneficial owners of shares for their reasonable out-of-pocket expenses for forwarding this Proxy Statement to such beneficial owners.

Householding

We will deliver only one copy of this Proxy Statement to multiple shareholders sharing an address unless we have received contrary instructions from one or more of the shareholders. Furthermore, we undertake to deliver promptly, upon written or oral request, a separate copy of this Proxy Statement to a stockholder at a shared address to which a single copy of this Proxy Statement is delivered. A stockholder can notify us that the stockholder wishes to receive a separate copy of this Proxy Statement by contacting us at: 10300 W. Charleston, Las Vegas, NV 89135, Attention: Investor Relations, or by calling (702) 201-6450. Conversely, if multiple shareholders sharing an address receive multiple Proxy Statements and wish to receive only one, such shareholders can notify us at the address or phone number set forth above.

WHERE YOU CAN FIND MORE INFORMATION

Additional information about us is contained in our periodic and current reports filed with the U.S. Securities and Exchange Commission (the “Commission”). These reports, their accompanying exhibits and other documents filed with the Commission, may be inspected without charge at the Public Reference Section of the Commission at 100 F Street, NE, Washington, DC 20549. Copies of such material may also be obtained from the Commission at prescribed rates. The Commission also maintains a Web site that contains reports, proxy and Proxy Statements and other information regarding public companies that file reports with the Commission. Copies of these reports may be obtained from the Commission’s EDGAR archives at http://www.sec.gov/index.htm.

By Order of the Board of Directors

/s/ Fred Covely

Fred Covely

Chief Executive Officer and Director

Las Vegas, NV

Exhibit A

Amendment to the Articles of Incorporation

ARTICLES OF INCORPORATION

of

GREY CLOAK TECH, INC.

The undersigned hereby certifies:

1. The name of the Corporation is Grey Cloak Tech, Inc.

2. The articles have been amended as follows:

Article 3, Authorized Stock:

The corporation has the authority to issue Five Hundred Million (500,000,000) shares of common stock, par value $0.001 per share, and Seventy Five Million (75,000,000) shares of preferred stock, par value $0.001 per share.

Preferred stock may be issued from time to time in one or more series. The Board of Directors is hereby expressly authorized to provide for the issue of all or any of the shares of the authorized preferred stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designation, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such shares and as may be permitted by the Nevada Revised Statutes. The Board of Directors is also expressly authorized to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

3. The votes by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is 8,736,406 (50.9%)

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to the Articles of Incorporation on [•].

Fred Covely Chief Executive Officer

Exhibit B

Amendment to the Articles of Incorporation

(Reverse Split Amendment)

CERTIFICATE OF AMENDMENT

to

ARTICLES OF INCORPORATION

of

GREY CLOAK TECH, INC.

The undersigned hereby certifies:

1. The name of the Corporation is Grey Cloak Tech, Inc.

2. The articles have been amended as follows:

Article 3, Authorized Stock:

The corporation has the authority to issue Five Hundred Million (500,000,000) shares of common stock, par value $0.001 per share, and Seventy Five Million (75,000,000) shares of preferred stock, par value $0.001 per share.

Effective upon the filing of this Certificate of Amendment, the issued and outstanding shares of Common Stock of the Corporation shall be subject to a 1-for-[•] reverse stock split. As a result of the reverse stock split, every [•] ([•]) shares of Common Stock issued and outstanding before the effectiveness of the split shall be exchanged for one (1) share of Common Stock after the split. Fractional shares will be rounded up to the next whole share.

Preferred stock may be issued from time to time in one or more series. The Board of Directors is hereby expressly authorized to provide for the issue of all or any of the shares of the authorized preferred stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designation, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such shares and as may be permitted by the Nevada Revised Statutes. The Board of Directors is also expressly authorized to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

3. The votes by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is 8,736,406 (50.9%)

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to the Articles of Incorporation on [•].

Fred Covely Chief Executive Officer